Investor Contact: Martie Edmunds Zakas
FOR IMMEDIATE RELEASE     Sr. Vice President - Strategy, Corporate Development August 4, 2014          & Communications
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Sr. Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS IMPROVED 2014 THIRD QUARTER RESULTS

Operating income increased 27.1 percent
Net income per diluted share increased to $0.11

(ATLANTA) - Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $318.5 million and net income of $18.5 million for its fiscal 2014 third quarter ended June 30, 2014. The following information compares fiscal 2014 third quarter results from continuing operations with those of the prior year period. In the quarter, the Company:

•	Increased net sales 6.4 percent to $318.5 million from $299.4 million;

•	Increased operating income 27.1 percent to $41.8 million from $32.9 million, and increased adjusted operating income 26.9 percent to $42.0 million from $33.1 million;

•	Increased income from continuing operations per diluted share to $0.11 from $0.10, and increased adjusted income from continuing operations per diluted share to $0.11 from $0.08;

•	Increased adjusted EBITDA 17.4 percent to $56.0 million from $47.7 million; and

•	Increased free cash flow to $46.2 million compared with $37.4 million a year ago.

“We are pleased with our improved overall performance in the third quarter, with year-over-year growth in net sales, net income per diluted share and free cash flow, as well as a 27 percent increase in operating income,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products.

“Mueller Co.'s net sales increased 7 percent in the quarter, driven primarily by domestic shipments of valves, hydrants and brass products, which were up 28 percent.  The increase in shipments was the primary driver of Mueller Co.'s 39 percent increase in adjusted operating income in the quarter to its highest level since the second quarter of 2007.

"Anvil's net sales increased 4 percent in the quarter to the highest level since the fourth quarter of 2009.  Anvil's adjusted operating income declined in the quarter, primarily attributable to the approximately $3.5 million third-quarter impact of operational inefficiencies that occurred during the second quarter at Anvil's largest manufacturing facility. These inefficiencies have been resolved, as we discussed on our second-quarter conference call. Excluding these inefficiencies, Anvil’s adjusted operating margin this quarter would have been roughly equivalent to that of last year.

"With our improved operating performance and free cash flow generation, our net debt leverage declined to 2.6x at the end of the quarter. We also recently announced the redemption of $55 million principal amount of our senior subordinated notes, which will reduce our annual interest expense by about $4 million.

"We continue to believe consolidated results for the 2014 fourth quarter will improve year-over-year primarily due to expected growth in our key end markets and the benefits of stronger operating leverage, particularly at Mueller Co."

Third Quarter Consolidated Results

Net sales for the 2014 third quarter increased $19.1 million, or 6.4 percent, to $318.5 million as compared with $299.4 million for the 2013 third quarter, due primarily to higher shipment volumes at both Mueller Co. and Anvil.

Adjusted operating income for the 2014 third quarter increased 26.9 percent to $42.0 million as compared with $33.1 million for the 2013 third quarter. This increase was due primarily to higher shipment volumes. Selling, general and administrative expenses as a percent of net sales improved to 17.4 percent in the 2014 third quarter from 19.0 percent in the 2013 third quarter.

Third Quarter Segment Results

Mueller Co.

Net sales for the 2014 third quarter increased 7.4 percent to $214.0 million as compared with $199.3 million for the 2013 third quarter. This increase was due primarily to higher domestic shipments of valves, hydrants and brass products.

Adjusted operating income for the 2014 third quarter improved 39.5 percent to $42.4 million as compared with $30.4 million for the 2013 third quarter. Adjusted operating margin for the 2014 third quarter improved 450 basis points to 19.8 percent as compared with 15.3 percent for the 2013 third quarter. The improvement was driven primarily by the growth in domestic shipments of valves, hydrants and brass products.

Anvil

Net sales for the 2014 third quarter increased 4.4 percent to $104.5 million as compared with $100.1 million for the 2013 third quarter. The increase in net sales resulted primarily from higher shipment volumes.

Adjusted operating income for the 2014 third quarter declined 22.8 percent to $9.5 million as compared with $12.3 million for the 2013 third quarter. Anvil’s adjusted operating margin decreased to 9.1 percent as compared with 12.3 percent for the 2013 third quarter. The decrease in adjusted operating income and adjusted operating margin resulted primarily from higher costs associated with operational inefficiencies during the second quarter at Anvil's largest manufacturing facility.

Interest Expense, Net

Interest expense, net for the 2014 third quarter declined $0.2 million to $12.5 million as compared with $12.7 million for the 2013 third quarter.

Income Taxes

During the 2014 third quarter, income tax expense was $10.8 million on income before income taxes of $29.3 million, or an effective income tax rate of 36.9 percent. The 2014 third quarter expense was reduced by $1.1 million related to a deferred tax asset valuation allowance adjustment. Excluding this adjustment, net income per diluted share would have remained at $0.11, and the effective income tax rate for the 2014 third quarter would have been 40.6 percent.

Use of Non-GAAP Measures

The Company reports its financial results under accounting principles generally accepted in the United States (“GAAP”), as well as through the use of non-GAAP measures. The Company presents adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, free cash flow, net debt and net debt leverage as non-GAAP measures. Adjusted operating income represents operating income excluding restructuring. This amount divided by net sales is adjusted operating margin. Adjusted EBITDA represents operating income excluding restructuring, depreciation and amortization. This amount divided by net sales is adjusted EBITDA margin. The Company presents adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin because these are measures management believes are frequently used by securities analysts, investors and other interested parties in the evaluation of financial performance. Adjusted income from continuing operations and adjusted income from continuing operations per diluted share exclude, on an after-tax basis, discontinued operations, restructuring, certain tax adjustments and expenses related to the early extinguishment of debt. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flows from operating activities less capital expenditures from continuing operations. It is presented as a measurement of cash flows because management believes it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt leverage represents net debt divided by trailing 12 months adjusted EBITDA. Net debt and net debt leverage are commonly used by the investment community as measures of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Tuesday, August 5, 2014 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-866-418-8386. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding expected growth in our key end markets and anticipated stronger operating leverage. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. The piping component systems produced by Anvil help build connections that last in commercial, industrial and oil & gas applications. Visit us at www.muellerwaterproducts.com.

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MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	September 30,
	2014	2013
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$150.9	$123.6
Receivables, net	183.3	164.5
Inventories	192.0	208.5
Deferred income taxes	40.5	26.7
Other current assets	46.5	46.1
Total current assets	613.2	569.4
Property, plant and equipment, net	142.8	141.9
Identifiable intangible assets	532.9	553.1
Other noncurrent assets	14.0	17.5
Total assets	$1,302.9	$1,281.9

Liabilities and stockholders’ equity:
Current portion of long-term debt	$56.3	$1.3
Accounts payable	84.6	101.2
Other current liabilities	70.6	80.6
Total current liabilities	211.5	183.1
Long-term debt	544.5	599.5
Deferred income taxes	162.2	141.5
Other noncurrent liabilities	40.9	29.6
Total liabilities	959.1	953.7

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 159,663,477 and 158,234,300 shares outstanding at June 30, 2014 and September 30, 2013, respectively	1.6	1.6
Additional paid-in capital	1,581.6	1,584.4
Accumulated deficit	(1,199.9)	(1,229.2)
Accumulated other comprehensive loss	(39.5)	(28.6)
Total stockholders’ equity	343.8	328.2
Total liabilities and stockholders’ equity	$1,302.9	$1,281.9

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Nine months ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in millions, except per share amounts)
Net sales	$318.5	$299.4	$864.0	$827.6
Cost of sales	221.2	209.4	617.4	603.2
Gross profit	97.3	90.0	246.6	224.4
Operating expenses:
Selling, general and administrative	55.3	56.9	162.5	159.0
Restructuring	0.2	0.2	3.0	1.3
Total operating expenses	55.5	57.1	165.5	160.3
Operating income	41.8	32.9	81.1	64.1
Interest expense, net	12.5	12.7	37.6	39.0
Loss on early extinguishment of debt	—	—	—	1.4
Income before income taxes	29.3	20.2	43.5	23.7
Income tax expense	10.8	4.2	14.2	5.1
Income from continuing operations	18.5	16.0	29.3	18.6
Income (loss) from discontinued operations	—	(1.9)	—	8.7
Net income	$18.5	$14.1	$29.3	$27.3

Net income per basic share:
Continuing operations	$0.12	$0.10	$0.18	$0.12
Discontinued operations	—	(0.01)	—	0.05
Net income	$0.12	$0.09	$0.18	$0.17

Net income per diluted share:
Continuing operations	$0.11	$0.10	$0.18	$0.12
Discontinued operations	—	(0.01)	—	0.05
Net income	$0.11	$0.09	$0.18	$0.17

Weighted average shares outstanding:
Basic	159.5	158.0	159.0	157.6
Diluted	162.2	160.7	161.9	160.0

Dividends declared per share	$0.0175	$0.0175	$0.0525	$0.0525

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months ended
	June 30,
	2014	2013
	(in millions)
Operating activities:
Net income	$29.3	$27.3
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Income from discontinued operations	—	(8.7)
Income from continuing operations	29.3	18.6
Depreciation	20.3	22.3
Amortization	22.2	22.1
Asset impairment	1.5	—
Loss on early extinguishment of debt	—	1.4
Stock-based compensation	5.2	5.6
Deferred income taxes	13.4	3.5
Retirement plans	1.0	3.1
Other, net	1.5	1.8
Changes in assets and liabilities, net of acquisitions:
Receivables	(18.9)	(2.4)
Inventories	16.2	(19.0)
Other assets	1.3	(0.1)
Liabilities	(32.0)	(14.1)
Net cash provided by operating activities from continuing operations	61.0	42.8
Investing activities:
Capital expenditures	(25.5)	(23.9)
Business acquisitions, net of cash acquired	—	(0.2)
Proceeds from sales of assets	1.2	0.1
Net cash used in investing activities from continuing operations	(24.3)	(24.0)
Financing activities:
Early repayment of debt	—	(23.2)
Dividends paid	(8.4)	(8.3)
Common stock issued	3.6	2.3
Shares retained for employee taxes	(3.1)	(1.5)
Payment of deferred financing fees	—	(0.7)
Other	(0.1)	0.2
Net cash used in financing activities from continuing operations	(8.0)	(31.2)
Net cash flows from discontinued operations:
Operating activities	—	(4.1)
Investing activities	—	4.5
Net cash provided by discontinued operations	—	0.4
Effect of currency exchange rate changes on cash	(1.4)	(1.8)
Net change in cash and cash equivalents	27.3	(13.8)
Cash and cash equivalents at beginning of period	123.6	83.0
Cash and cash equivalents at end of period	$150.9	$69.2

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Three months ended June 30, 2014
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP Results:
Net sales	$214.0	$104.5	$—	$318.5

Gross profit	$70.1	$27.2	$—	$97.3
Selling, general and administrative	27.7	17.7	9.9	55.3
Restructuring	0.2	—	—	0.2
Operating income (loss)	$42.2	$9.5	$(9.9)	41.8
Interest expense, net				12.5
Income tax expense				10.8
Net income				$18.5

Net income per diluted share				$0.11

Capital expenditures	$5.0	$2.2	$—	$7.2

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$42.2	$9.5	$(9.9)	$41.8
Restructuring	0.2	—	—	0.2
Adjusted operating income (loss)	42.4	9.5	(9.9)	42.0
Depreciation and amortization	10.4	3.5	0.1	14.0
Adjusted EBITDA	$52.8	$13.0	$(9.8)	$56.0

Adjusted operating margin	19.8%	9.1%		13.2%
Adjusted EBITDA margin	24.7%	12.4%		17.6%

Adjusted income from continuing operations:
Net income				$18.5
Restructuring, net of tax				0.1
Deferred tax asset valuation allowance adjustment				(1.1)
Adjusted income from continuing operations				$17.5
Adjusted income from continuing operations per diluted share				$0.11

Free cash flow:
Net cash provided by operating activities				$53.4
Less capital expenditures				(7.2)
Free cash flow				$46.2

Net debt (end of period):
Current portion of long-term debt				$56.3
Long-term debt				544.5
Total debt				600.8
Less cash and cash equivalents				(150.9)
Net debt				$449.9

Adjusted EBITDA:
Current quarter				$56.0
Three prior quarters				118.8
Adjusted EBITDA				$174.8

Net debt leverage (net debt divided by adjusted EBITDA)				2.6x

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Three months ended June 30, 2013
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP results:
Net sales	$199.3	$100.1	$—	$299.4

Gross profit	$59.4	$30.6	$—	$90.0
Selling, general and administrative	29.0	18.3	9.6	56.9
Restructuring	0.2	—	—	0.2
Operating income (loss)	$30.2	$12.3	$(9.6)	32.9
Interest expense, net				12.7
Income tax expense				4.2
Income from continuing operations				16.0
Loss from discontinued operations				(1.9)
Net income				$14.1

Net income (loss) per diluted share:
Continuing operations				$0.10
Discontinued operations				(0.01)
Net income				$0.09

Capital expenditures	$6.6	$2.3	$0.1	$9.0

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$30.2	$12.3	$(9.6)	$32.9
Restructuring	0.2	—	—	0.2
Adjusted operating income (loss)	30.4	12.3	(9.6)	33.1
Depreciation and amortization	10.9	3.6	0.1	14.6
Adjusted EBITDA	$41.3	$15.9	$(9.5)	$47.7

Adjusted operating margin	15.3%	12.3%		11.1%
Adjusted EBITDA margin	20.7%	15.9%		15.9%

Adjusted income from continuing operations:
Net income				$14.1
Discontinued operations, net of tax				1.9
Restructuring, net of tax				0.1
Deferred tax asset valuation allowance adjustment				(4.0)
Adjusted income from continuing operations				$12.1
Adjusted income from continuing operations per diluted share				$0.08

Free cash flow:
Net cash provided by operating activities				$46.4
Less capital expenditures				(9.0)
Free cash flow				$37.4

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Nine months ended June 30, 2014
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP Results:
Net sales	$570.3	$293.7	$—	$864.0

Gross profit	$166.9	$79.7	$—	$246.6
Selling, general and administrative	80.7	54.3	27.5	162.5
Restructuring	1.9	1.1	—	3.0
Operating income (loss)	$84.3	$24.3	$(27.5)	81.1
Interest expense, net				37.6
Income tax expense				14.2
Net income				$29.3

Net income per diluted share				$0.18

Capital expenditures	$15.9	$9.4	$0.2	$25.5

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$84.3	$24.3	$(27.5)	$81.1
Restructuring	1.9	1.1	—	3.0
Adjusted operating income (loss)	86.2	25.4	(27.5)	84.1
Depreciation and amortization	31.6	10.6	0.3	42.5
Adjusted EBITDA	$117.8	$36.0	$(27.2)	$126.6

Adjusted operating margin	15.1%	8.6%		9.7%
Adjusted EBITDA margin	20.7%	12.3%		14.7%

Adjusted income from continuing operations:
Net income				$29.3
Restructuring, net of tax				1.8
Deferred tax asset valuation allowance adjustment				(1.1)
Adjusted income from continuing operations				$30.0
Adjusted income from continuing operations per diluted share				$0.19

Free cash flow:
Net cash provided by operating activities				$61.0
Less capital expenditures				(25.5)
Free cash flow				$35.5

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Nine months ended June 30, 2013
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP results:
Net sales	$538.5	$289.1	$—	$827.6

Gross profit	$142.8	$81.6	$—	$224.4
Selling, general and administrative	80.1	54.2	24.7	159.0
Restructuring	1.2	0.1	—	1.3
Operating income (loss)	$61.5	$27.3	$(24.7)	64.1
Interest expense, net				39.0
Loss on early extinguishment of debt				1.4
Income tax benefit				5.1
Income from continuing operations				18.6
Income from discontinued operations				8.7
Net income				$27.3

Net income per diluted share:
Continuing operations				$0.12
Discontinued operations				0.05
Net income				$0.17

Capital expenditures	$15.5	$8.3	$0.1	$23.9

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$61.5	$27.3	$(24.7)	$64.1
Restructuring	1.2	0.1	—	1.3
Adjusted operating income (loss)	62.7	27.4	(24.7)	65.4
Depreciation and amortization	33.5	10.6	0.3	44.4
Adjusted EBITDA	$96.2	$38.0	$(24.4)	$109.8

Adjusted operating margin	11.6%	9.5%		7.9%
Adjusted EBITDA margin	17.9%	13.1%		13.3%

Adjusted income from continuing operations:
Net income				$27.3
Discontinued operations, net of tax				(8.7)
Loss on early extinguishment of debt				0.8
Restructuring, net of tax				0.7
Deferred tax asset valuation allowance adjustment				(4.5)
Adjusted income from continuing operations				$15.6
Adjusted income from continuing operations per diluted share				$0.10

Free cash flow:
Net cash provided by operating activities				$42.8
Less capital expenditures				(23.9)
Free cash flow				$18.9